As filed with the Securities and Exchange Commission on July 22, 2002.
                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               COGNEX CORPORATION
               (Exact name of issuer as specified in its charter)

                  Massachusetts                      04-2713778
          (State of Incorporation)          IRS Employer Identification Number)

                       One Vision Drive, Natick, MA 01760
                    (Address of Principal Executive Offices)

                                 (508) 650-3000
              (Registrant's telephone number, including area code)

                               COGNEX CORPORATION
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)




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


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be    Amount to be                 Proposed Maximum           Proposed Maximum       Amount of  Registration
registered                   registered(1)              Offering Price Per Share   Aggregate Offering Price   Fee(2)



Common Stock
$.002 par value, per share         509,553                   $16.415                 $8,364,312.50           $769.52
                                    29,700                   $19.635                   $583,159.50            $53.65
                                    10,500                   $26.305                   $276,202.50            $25.41
                                    60,000                   $27.365                 $1,641,900.00           $151.05
                                    22,500                   $29.600                   $666,000.00            $61.27
                                    32,000                   $23.110                   $739,520.00            $68.04
                                 1,635,956                   $21.740                $35,565,683.44         $3,272.04
                                   100,000                   $24.035                 $2,403.500.00           $221.12
                                     9,500                   $25.695                   $244,102.50            $22.46
                                    26,000                   $21.415                   $556,790.00            $51.22
                                    13,000                   $19.515                   $253,695.00            $23.34
                                    54,530                   $21.102                 $1,150,692.06           $105.86
                                    18,500                   $26.795                   $495,707.50            $45.61
                                     5,700                   $29.205                   $166,468.50            $15.32
                                   769,342                   $24.660                $18,971,973.72         $1,745.42
                                   487,300                   $28.760                $14,014,748.00         $1,289.36
                                     3,825                    $1.000                     $3,825.00             $0.35
                                    36,500                   $30.855                 $1,126,207.50           $103.61
                                    53,500                   $31.620                 $1,691,670.00           $155.63
                                    26,500                   $24.785                   $656,802.50            $60.43
                                    37,731                   $22.685                   $855,927.74            $78.75
                                   524,150                   $22.440                $11,761,926.00         $1,082.10
                                    98,500                   $26.095                 $2,570,357.50           $236.47
                                   124,500                   $25.595                 $3,186,577.50           $293.17
                                    46,000                   $20.630                   $948,980.00            $87.31
                                 1,008,511                   $18.125                $18,279,261.88         $1,681.69
                                 ---------                   -------                --------------          ---------
                                 5,743,798                   $22.141                $127,175,990.83         $11,700.20


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee has been calculated with respect to 509,553 of the shares registered on the basis of the average of the high and low price as reported on the Nasdaq National Market ("NASDAQ"), calculated at $16.415 on July 19, 2002 and with respect to the remaining 5,234,245 shares registered on the basis of the price at which options may be exercised.

                                      NOTE

         This Registration Statement is being filed solely for the purpose of registering 5,743,798 additional shares of Common Stock of Cognex Corporation issuable pursuant to the Cognex Corporation 1998 Stock Incentive Plan originally adopted in 1998. The total number of shares issuable under the Plan is 9,743,798 as of July 19, 2002, of which 4,000,000 shares were previously registered on Form S-8 (Reg. No. 333-60807). Pursuant to Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Registration No. 333-60807) are herein incorporated by reference.



ITEM 8. EXHIBITS

Number            Description

4.1      Cognex Corporation 1998 Stock Incentive Plan.

4.2      First Amendment to the Cognex Corporation 1998 Stock Incentive Plan.

5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of Hutchins, Wheeler & Dittmar, a Professional Corporation (included in Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

24.1     Powers of Attorney (See Page II-2).

HWD2 996977v2
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts on July 17, 2002.

                                      COGNEX CORPORATION



                                      By /s/ Robert J. Shillman
                                      Robert J. Shillman, President and
                                      Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Shillman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                                         Date


/s/Robert J. Shillman                                President,   Chief  Executive   Officer  and             July 17, 2002
Robert J. Shillman                                   Chairman   of   the   Board   of   Directors
                                                     (principal executive officer)

/s/Richard Morin                                     Senior Vice President of Finance, Chief                  July 17, 2002
Richard Morin                                        Financial Officer and Treasurer (principal
                                                     financial and accounting officer)

/s/Patrick Alias                                     Director                                                 July 17, 2002
Patrick Alias


/s/Jerald Fishman                                    Director                                                 July 17, 2002
Jerald Fishman


/s/William Krivsky                                   Director                                                 July 17, 2002
William Krivsky


/s/Reuben Wasserman                                  Director                                                 July 17, 2002
Reuben Wasserman


/s/Anthony Sun                                       Director                                                 July 17, 2002
Anthony Sun

                                INDEX TO EXHIBITS

Exhibit
Number

4.1      Cognex Corporation 1998 Stock Incentive Plan.

4.2      First Amendment to the Cognex Corporation 1998 Stock Incentive Plan.

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional
         Corporation as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

24.1     Powers of Attorney (See page II-2).